EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Republic First Bancorp, Inc. Enhances Senior Leadership Team with Appointment of Brian F. Doran as Executive Vice President and General Counsel

PHILADELPHIA, June 20, 2023 (GLOBE NEWSWIRE) – Republic First Bancorp, Inc. (NASDAQ: FRBK) (the “Company”), the parent company of Republic First Bank d/b/a Republic Bank (the “Bank”), today announced the appointment of Brian F. Doran, Esq., as Executive Vice President and General Counsel, effective June 20, 2023. Mr. Doran has a distinguished background in the financial services industry that includes relevant legal and corporate governance roles at top institutions. He will report to Thomas X. Geisel, President and CEO.

In his new role at Republic, Mr. Doran will lead legal and corporate governance initiatives while providing operational and strategic support to the organization. He will also oversee areas that include litigation matters, insurance, and policy and procedure development.

Mr. Geisel commented:
“We are pleased to welcome Brian as we continue to bolster our senior leadership team. Establishing a team of experienced and talented leaders will position us to execute our strategy and continue driving a value-enhancing transformation of the Bank. Brian brings a deep understanding of the legal intricacies and challenges faced by financial institutions such as ours. His comprehensive knowledge of relevant regulatory frameworks as well as his unique ability to provide strategic counsel with the highest standards of legal, ethical and regulatory compliance will be instrumental. We look forward to leveraging his expertise on our way to sustainable growth.”

Prior to joining Republic, Mr. Doran was Executive Vice President, General Counsel and Corporate Secretary as well as and Chief Administrative Officer at Investors Bancorp, Inc., where he helped achieve sustainable growth while remediating regulatory and compliance issues. Before Investors Bancorp, Inc., Mr. Doran held senior legal and business positions at Banco Popular North America for 16 years, overseeing a team of more than 400 direct and indirect reports while facilitating two multi-billion dollar acquisitions. He was also previously a Partner at McConnell Valdes LLC. He also served as an Associate with Jones, Day, Reavis & Pogue.

Mr. Doran is currently a Board Member for the Sisters of Charity Housing Development Corporation and is professionally associated with the American Bar Association, New York State Bar Association, New York City Bar Association and New Jersey State Bar Association. He received a Bachelors of Arts Degree in Journalism from Marquette University and a Juris Doctor degree from St. John’s (NY) University School of Law.

About Republic Bank

Republic Bank is the operating name for Republic First Bank. Republic First Bank is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its 33 offices located in Atlantic, Burlington, Camden, Cape May, and Gloucester Counties in New Jersey; Bucks, Delaware, Montgomery and Philadelphia Counties in Pennsylvania, and New York City. For more information about Republic Bank, please visit myrepublicbank.com.

Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing the Company’s ability to regain compliance with the Nasdaq listing requirements and future operating results are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2021 and other documents the Company files from time to time with the Securities and Exchange Commission.

Contacts:

Longacre Square Partners
Joe Germani / David Reingold
jgermani@longacresquare.com / dreingold@longacresquare.com